Exhibit 99.1

Polymer Group, Inc.
4055 Faber Place Dr.
Suite 201
N. Charleston, SC 29405
www.polymergroupinc.com
843-329-5151

PGI News Release

Polymer Group, Inc. Announces Price Increases on All Products with Petroleum-based Raw Materials

For Immediate Release

Monday, September 26, 2005

[North Charleston, SC] — Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) announced today price increases on nonwoven roll goods in North America of up to 12 percent, depending on the specific products, due to rapid increases in raw material and energy costs.  The increases, effective October 1, will primarily apply to products with petroleum-based raw materials including polyester, polypropylene and polyethylene.  Additionally, price increases of up to 15 percent will be implemented for certain oriented polyolefin products.  Outside of North America, the company will implement price increases on polypropylene-based products, with the amount of price impact dependent on local market factors.

“Hurricane Katrina’s impact on the U.S. Gulf Coast has resulted in dramatic increases in raw material ingredients and energy costs for PGI’s suppliers.  In response, our suppliers are increasing prices to PGI.  The company is proactively working to mitigate the impacts as much as possible, but the severity and swiftness of the increases necessitate taking additional steps,” said James Schaeffer, PGI chief executive officer. “Additional negative impacts, like Hurricane Rita, have not been factored into the increases at this time.  As the supply chain recovers, customers should rest assured that PGI will work diligently to make equitable price adjustments as expeditiously as possible.”

“Although the recent storms in the U.S. have resulted in a more severe impact in North America, the petroleum-based supply chain is being impacted around the world.  Through our global purchasing efforts, we are working with suppliers in every region to optimize our sourcing for the best benefit of our customers.  The increases of our sales prices are necessary to ensure our customers continue to receive the best total value in the industry,” Schaeffer added.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing facilities in 10 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: uncertainty regarding the effect or outcome of the company’s decision to explore strategic alternatives; general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s 2004 Annual Report on Form 10-K.

For further information, please contact:

Dennis Norman

Vice President – Strategic Planning & Communication

(843) 329-5151

normand@pginw.com